Exhibit 24.1

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-3

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint David L. Hauser, Stephen G. De May, Robert T. Lucas III and Julia S. Janson, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 24th day of June, 2008.

DUKE ENERGY CORPORATION (Registrant)

By:	/s/ James E. Rogers
	Name:	James E. Rogers
	Title:	Chairman, President and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Sue C. Harrington
Assistant Corporate Secretary

SIGNATURE	TITLE

/s/ James E. Rogers James E. Rogers	Director and Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ David L. Hauser David L. Hauser	Group Executive and Chief Financial Officer (Principal Financial Officer)

/s/ Steven K. Young Steven K. Young	Senior Vice President and Controller (Principal Accounting Officer)

/s/ William Barnet III William Barnet III	Director

/s/ G. Alex Bernhardt, Sr. G. Alex Bernhardt, Sr.	Director

/s/ Michael G. Browning Michael G. Browning	Director

/s/ Daniel R. DiMicco Daniel R. DiMicco	Director

/s/ Ann Maynard Gray Ann Maynard Gray	Director

/s/ James H. Hance, Jr. James H. Hance, Jr.	Director

/s/ James T. Rhodes James T. Rhodes	Director

/s/ Mary L. Schapiro Mary L. Schapiro	Director

/s/ Philip R. Sharp Philip R. Sharp	Director

/s/ Dudley S. Taft Dudley S. Taft	Director